Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

DRS TECHNOLOGIES, INC.

(hereinafter, the “Corporation”)

ARTICLE I

OFFICES

Section 1.   Registered Office.  The registered office of the Corporation in the State of Delaware, as set forth in the Certificate of Incorporation, shall be established and maintained at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at such address shall be Corporation Service Company.

Section 2.   Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.   Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.   Annual Meetings.  The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly be brought before the meeting.

Section 3.   Special Meetings.  Special Meetings of Stockholders, for any purpose or purposes, may be called by the President, and shall be called by the President at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 4.   Notice of Meetings.  Written notice of an Annual Meeting or Special Meeting stating the place, date, and hour of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5.   Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6.   Voting.  Any questions brought before any meeting of stockholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or represented by proxy.  Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.

Section 7.   Action by Consent.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.   Number and Election of Directors.  The number of directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen.  The initial directors shall be determined by resolution of the sole incorporator of the Corporation or the Board of Directors, as the case may be.  Thereafter, within the limits specified above, the number of directors shall be determined by the stockholders.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 2.   Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a plurality of the votes cast at Special Meetings of Stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.   Committees.  The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the General Corporation Law of the State of Delaware.

Section 4.   Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5.   Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the President or any one director with one day’s notice to each director, either personally or by mail, telephone or facsimile transmission.

Section 6.   Quorum; Board Action.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the entire Board of Directors shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.   Actions of Board.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing.

Section 8.   Participation Other Than in Person.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Board of Directors or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

Section 9.   Compensation.  The Corporation shall reimburse the reasonable expenses incurred by members of the Board of Directors in connection with attendance at meetings of the Board of Directors and of any committee on which such member serves; provided, that the foregoing shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Removal.  Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a President and a Secretary and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the Board of Directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1.   Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate certifying the number of shares of the Corporation owned by such holder.  Such certificates shall be in such form (consistent with applicable law and the Certificate of Incorporation) as shall be determined by the Board of Directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, stolen, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.   Registered Stockholders.  A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 3.   Transfers of Stock.  Transfer of shares of stock of the Corporation shall be made in accordance with the Uniform Commercial Code and the General Corporation Law of the State of Delaware.  Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the stock certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor accompanied by a written assignment of the shares evidenced thereby, which certificate shall be cancelled before any new certificate is issued.

Section 4.   Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.  If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.   Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 6.   Fixing the Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, unless prohibited by the Certificate of Incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall be permitted record date under the General Corporation Law of the State of Delaware with respect to such meeting or action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.   Lost Certificates.  Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction.  Such person shall also, unless waived by an authorized officer of the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

ARTICLE VI

NOTICES

Section 1.   Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, telex or cable.

Section 2.   Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

Section 1.   Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.   Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3.   Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General

Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law.  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote of the entire Board of Directors.